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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our Security Capital Group Incorporated report dated March 18, 1998, our ProLogis Trust (formerly known as Security Capital Industrial Trust) reports dated March 13, 1998 and to all references to our Firm included in or made a part of this Registration Statement.



                                                         /s/ Arthur Andersen LLP
                                                         ARTHUR ANDERSEN LLP


Chicago, Illinois
September 28, 1998